Exhibit 11.1


                               LANDEC CORPORATION

              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                      (In thousands, except per share data)


                                                        Three Months Ended July 31,     Nine Months Ended July 31,
                                                            1996            1995           1996            1995
                                                        -------------   -------------  --------------  -------------

  Net Loss                                                $  (1,002)      $  (1,598)     $  (2,517)      $  (3,521)
                                                        =============   =============  ==============  =============


  Shares used in calculating net loss per share:
       Weighted   average  shares  of  common  stock
         outstanding                                         10,668             544          6,698             542
       SEC Staff Accounting Bulletin Topic 4D                     -             640              -             640
                                                        -------------   -------------  --------------  -------------
  Total  shares  used in  calculating  net  loss per
       share                                                 10,668           1,184          6,698           1,182
                                                        =============   =============  ==============  =============
  Net loss per share                                      $   (0.09)      $   (1.35)     $   (0.38)      $   (2.98)
                                                        =============   =============  ==============  =============

  Shares used in calculating supplemental net loss
    per share:
       Weighted   average  shares  of  common  stock
         outstanding                                         10,668             544          6,698             542
       Weighted   average   shares  of  the  assumed
         conversion    of   preferred    stock   and
         promissory notes from the date of issuance               -           6,661          2,664           6,566
                                                        -------------   -------------  --------------  -------------
  Total shares used in calculating  supplemental net
     loss per share                                          10,668           7,205          9,362           7,108
                                                        =============   =============  ==============  =============
  Supplemental net loss per share                         $   (0.09)      $   (0.22)     $   (0.27)      $   (0.50)
                                                        =============   =============  ==============  =============

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